Pacific Select Fund
Exhibit 77O
Transactions pursuant to Rule 10f-3

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PACIFIC SELECT FUND- Mid-Cap Growth Portfolio
Report Pursuant to Rule 10f-3
Quarter ending September 30, 2005


							Comparable Securities
			     Securities Purchased

						     (1)		 (2)		(3)

(1)	Name of Issuer 	     Adams Respiratory 	     Aspreva 	         Micro  	N/A
			     Therapeutics 	     Pharmaceuticals	 Endovascular
									 Corporation
(2)	Description of 	     Common Stock	    Common Stock	 Common Stock	N/A
	Security (name,
	coupon, maturity,
	subordination,
	common stock, etc.)

(3)	Date of Purchase	07/20/2005	 	N/A		N/A		N/A
(4)	Unit Price		$17.00			$11.00		$11.00		N/A
(5)	Current Yield		N/A			N/A		N/A		N/A
(6)	Yield to Maturity	N/A			N/A		N/A		N/A
(7)	Principal Amount of 	$135,150,000		$79,200,000	$35,750,000	N/A
	Total Offering
(8)	Underwriting Spread	$1.19			$0.77		$0.77		N/A


PPACIFIC SELECT FUND- Mid-Cap Growth Portfolio
Report Pursuant to Rule 10f-3

							Comparable Securities
				Securities Purchased

							(1)		(2)		(3)

(9)	Names of Underwriters 	Merrill Lynch 	 	Merrill Lynch	A.G. Edwards, 	N/A
				& Co., Morgan 		& Co., Banc of  Needham & Co.,
				Stanley, Deutsche 	America  	LLC
				Bank Securities, 	Securities LLC,
				RBC Capital Markets	Pacific Growth
							Equities, LLC


(10)	Years of Continuous
	Operation		At least 3 years	N/A		N/A		N/AA
(11)	Dollar Amount of
	Purchase		$15,793			N/A		N/A		N/A
(12)	% of Offering
	Purchased by Fund	0.012%			N/A		N/A		N/A
(13)	% of Offering Purchased
	by Associated Accounts	1.624%			N/A		N/A		N/A
(14)	Sum of (12) and (13)	1.636%			N/A		N/A		N/A
(15)	% of Fund Assets
	Applied to Purchase	0.007%			N/A		N/A		N/A
(16)	Name(s) of Underwriter
	(s) or Dealer(s) from
	whom Purchased 		Merrill Lynch		N/A		N/A		N/A
(17)	Is Fund Manager a
	Manager or Co-Manager
	in Offering?		Yes (MS & Co. as an	N/A		N/A		N/A
 				affiliate of the fund




			PACIFIC SELECT FUND - Mid-Cap Growth Portfolio
				Report Pursuant to Rule 10f-3

Eligibility (check one):	  X  registered public offering
				     Eligible Municipal Security
				     Eligible Foreign Offering
         			     Eligible Rule 144A Offering

Check if the following conditions have been met (and discuss any exceptions):

X	The securities were purchased (1) prior to the end of the first day on which
	any sales were made at a price that did not exceed the price paid by each
	other purchaser in the offering or any concurrent offering of the securities
	(excepting, in an Eligible Foreign Offering, rights required by law to be
	granted to existing security holders) and (2) on or before the fourth day
	before termination, if a rights offering.

X	The securities were offered pursuant to an underwriting or similar
	agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

X	The commission, spread or profit was reasonable and fair in relation to
	that being received by others for underwriting similar securities during a comparable period of time.

X	Except for Eligible Municipal Securities, the issuer of such securities
	has been in continuous operation for not less than three years (including the operations of predecessors).

 	In the case of Eligible Municipal Securities, the issuer has been rated investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.

X	Percentage of offering purchased by Fund and other funds with same
	investment adviser did not exceed: (a) for Eligible Rule 144A offering, 25% of the total of (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus (2) principal amount of class in any concurrent public offering; (b) other securities, 25% of principal amount of offering of class.

X	The Fund did not purchase the securities being offered directly or
	indirectly from an Affiliated Underwriter, provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and, (b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.

Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:

	the securities were sold in an Eligible Rule 144A Offering; compliance with the first condition, above, regarding time and price.

Attach copy of written statement for each box checked.

The Portfolio Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3 Procedures.

Date: October 10, 2005				Signed:	/s/ Dennis Lynch
						Name:   Dennis Lynch
						Title:  Portfolio Manager


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